UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2013

FREEBUTTON, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54009 (Commission File Number)	20-5982715 (I.R.S. Employer Identification No.)

545 Second Street, #4

Encinitas, CA 92024

(Address of principal executive offices)

(760) 487-7772
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01                Completion of Acquisition or Disposition of Assets

On March 5, 2014, FreeButton, Inc. (the “Company”) and Media Rhythm Group, Inc. (“Media Rhythm”) entered into an Asset Purchase Agreement (the “Agreement”), whereby the Company sold, transferred and assigned to Media Rhythm all of the assets, rights and interests owned by the Company related to its marketing and advertising business that primarily caters to sports media such as magazines and websites, including all business names, trade names, logos, copyrights, trademarks and other intellectual property related thereto (the “Assets”). In consideration of the Company’s sale of the Assets, Media Rhythm executed and delivered to the Company a Cancellation and Termination of Promissory Note (the “Note Cancellation”), thereby relieving the Company of all obligations pursuant to the Promissory Note issued by the Company on July 11, 2013 in the principal amount of $420,000.

As previously reported on the Company’s Form 8-K filed with the Securities and Exchange Commission on August 1, 2013, the Company acquired the assets of Media Rhythm pursuant to an Asset and Business Acquisition Agreement. The president and sole shareholder of Media Rhythm is James Lynch, Chief Executive Officer, Secretary and Director of the Company.

The foregoing description of the disposition of the Assets does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and Note Cancellation, copies of which are filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.01                Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, on March 5, 2014, the Company sold, assigned and transferred the assets of Media Rhythm pursuant to the Agreement and the Note Cancellation. The disclosure in Item 1.01 of this report is incorporated herein by reference in its entirety.

Item 9.01                 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement between the Company and Media Rhythm Group, Inc., dated March 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2014

FREEBUTTON, INC.

By: /s/ James Edward Lynch, Jr.

James Edward Lynch, Jr.

President and Chief Executive Officer

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